                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      HAYES LEMMERZ INTERNATIONAL, INC.
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              (Name of Registrant as Specified in Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                             [HAYES LEMMERZ LOGO]

                                                                     May 8, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Hayes Lemmerz International, Inc. (the "Meeting"), to be held at The Ritz-Carlton, 300 Town Center Drive, Dearborn, Michigan 48126 on June 11, 1998, at 10:00 a.m. The doors will open at 9:00 a.m.

     At the meeting you will be asked to: (i) elect three (3) Class 2 directors to serve until the 2001 Annual Meeting of Stockholders; (ii) approve the adoption of the Company's Annual Performance Plan; and (iii) ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending January 31, 1999. Each of these items is discussed in full in the attached proxy statement and you are urged to read the attached proxy statement in its entirety.

     Your Board of Directors has considered each of these items and recommends that you vote FOR the election of the Board of Directors' nominees as Class 2 directors, FOR the adoption of the Company's Annual Performance Plan and FOR the ratification of the appointment of KPMG as the Company's independent auditors for the fiscal year ending January 31, 1999.

     It is important that your shares be voted, regardless of whether you are able to attend the Meeting. To be sure that your shares are represented, please sign and mail the enclosed proxy card promptly. This will not prevent you from voting your shares in person if you choose to do so.

     I look forward to meeting with you this year.

                                          Very truly yours,

                                          Ranko Cucuz
                                          Ranko Cucuz
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

                   [HAYES LEMMERZ INTERNATIONAL, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Hayes Lemmerz International, Inc. (the "Company") will be held at The Ritz-Carlton, 300 Town Center Drive, Dearborn, Michigan 48126, on June 11, 1998, at 10:00 a.m. (Eastern Standard Time) for the following purposes:

        1. To elect three (3) Class 2 directors of the Company, each to serve for a term of three years;

        2. To approve the adoption of the Company's Annual Performance Plan;

        3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending January 31, 1999;

        4. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on May 4, 1998 are entitled to notice of and to vote at the Meeting and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection for at least ten days prior to the Meeting, and will also be available for inspection at the Meeting.

                                          By Order of the Board of Directors,

                                          Daniel M. Sandberg
                                          Daniel M. Sandberg
                                          Secretary

Romulus, Michigan
May 8, 1998

                             YOUR VOTE IS IMPORTANT

     EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                       HAYES LEMMERZ INTERNATIONAL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 1998

                                PROXY STATEMENT

     This Proxy Statement is being furnished to the stockholders of Hayes Lemmerz International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at 10:00 a.m. (Eastern Standard Time) on June 11, 1998 at The Ritz-Carlton, 300 Town Center Drive, Dearborn, Michigan 48126, and at any and all adjournments or postponements thereof. At the Meeting, stockholders of the Company are being asked to consider and vote upon: (i) the election of three
(3) Class 2 directors, each to serve for a term of three years; (ii) the adoption of the Company's Annual Performance Plan (the "Annual Performance Plan"); and (iii) a proposal to ratify the appointment of KPMG Peat Marwick LLP ("KPMG") as the Company's independent auditors for the fiscal year ending January 31, 1999 ("fiscal 1998").

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about May 8, 1998.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only holders of record of the Common Stock and the Nonvoting Common Stock at the close of business on May 4, 1998 (the "Record Date") are entitled to notice of the Meeting. Holders of Common Stock are entitled to vote on all matters submitted to a vote of stockholders at the Meeting. Holders of Nonvoting Common Stock are not entitled to vote on any of the foregoing matters submitted to a vote of stockholders at the Meeting. At the close of business on the Record Date, there were 27,441,819 shares of Common Stock and 2,649,026 shares of Nonvoting Common Stock issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Meeting. All abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting.

     Each stockholder will be entitled to one vote, in person or by proxy, for each share held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Meeting upon which such shares are entitled to vote.

     The election of the Class 2 Directors will require the vote of a plurality of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Meeting. Under applicable Delaware law, in tabulating the vote, broker non-votes will be disregarded and will have no effect on the outcome of such vote.

     Approval of the proposals to adopt the Annual Performance Plan and to ratify the appointment of KPMG as the Company's independent auditors for fiscal 1998 will each require the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting. Under applicable Delaware law, in determining whether such proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal, except that broker non-votes will not be counted as votes cast with respect to any proposal as to which the broker does not have discretionary authority and has not received voting instructions from the beneficial owners and will have no effect on the outcome of that vote.

     Shares of Common Stock represented by properly executed proxies received in time for voting at the Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them (i) FOR the

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

election of the Board of Directors' nominees as Class 2 Directors, (ii) FOR the adoption of the Annual Performance Plan, and (iii) FOR the ratification of KPMG as the Company's independent auditors for fiscal 1998. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a director at an annual meeting, see "Stockholder Proposals for 1999 Annual Meeting."

     Execution of the enclosed proxy will not prevent a stockholder from attending the Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, at the principal executive offices of the Company, located at 38481 Huron River Drive, Romulus, Michigan 48174, or by attending the Meeting and voting in person. Attendance at the Meeting will not, however, in and of itself constitute a revocation of a proxy.

     This solicitation is being made by the Company. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation.

                                   PROPOSAL 1
                         ELECTION OF CLASS 2 DIRECTORS

     The Board of Directors of the Company is divided into three classes, designated Class 1, Class 2 and Class 3, serving staggered three-year terms. The Charter requires that such classes be as nearly equal in number as possible; accordingly, Class 1 is currently composed of three directors and Classes 2 and 3 are each currently composed of four directors (although there is one vacancy on the Board among the Class 2 Directors). At each annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting will be elected by stockholders for a three-year term and until their successors are duly elected and qualified. Any director elected to fill a vacancy resulting from an increase in any class or from the removal from office, death, disability, resignation or disqualification of a director or other cause will hold office for the remaining term of the class in which such vacancy existed.

     In connection with the series of related transactions in July 1996 pursuant to which the Company acquired Motor Wheel Corporation (the "Motor Wheel Transactions"), Joseph Littlejohn & Levy Fund II, L.P. ("JLL Fund II"), TSG Capital Fund II, L.P. ("TSG"), CIBC WG Argosy Merchant Fund 2, L.L.C. ("Argosy"), Nomura Holding America, Inc. ("Nomura") and Chase Equity Associates L.P. ("Chase") (collectively, the "New Investors"), which collectively owned in excess of 70% of the outstanding shares of the Company's Common Stock upon completion of the Motor Wheel Transactions, entered into a stockholders agreement with the Company (the "Stockholders Agreement"). Subsequently, on June 30, 1997, in connection with the Company's acquisition of Lemmerz Holding GmbH (the "Lemmerz Acquisition"), the Company, the New Investors and the former shareholders of Lemmerz (Marianne Lemmerz, Horst Kukwa-Lemmerz, Inge Kruger-Pressl and Renate Kukwa-Lemmerz) (the "Lemmerz Shareholders") entered into an Amended and Restated Stockholders Agreement (the "Amended Stockholders Agreement") to provide, among other things, that the Board of Directors would be increased to eleven members and that certain of the New Investors and all of the Lemmerz Shareholders will vote their shares of Common Stock so that the Board of Directors of the Company will be comprised of the Chief Executive Officer of the Company (currently, Mr. Ranko Cucuz), four designees of JLL Fund II (currently, Messrs. Timothy J. Clark, Paul S. Levy, Jeffrey Lightcap and David Ying), one designee of TSG (currently, Mr. Cleveland A. Christophe), two designees of the Lemmerz Shareholders (currently, Messrs. Horst Kukwa-Lemmerz and Wienand Meilicke), and three individuals determined by the Board who are not affiliated with the Company or any of the parties to the Amended Stockholders Agreement other than one member that may be affiliated with Argosy (currently, Messrs. Andrew R. Heyer and John S. Rodewig and one vacancy). The Amended Stockholders Agreement

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

also provides, among other things, for certain transfer restrictions and registration rights for the stockholder parties thereto.

     Except as described above, there are no arrangements or understandings between any director and any other person pursuant to which he was selected as a director.

     The terms of the Company's current Class 2 Directors expire at the Meeting. Each person nominated as a Class 2 Director, if elected, will serve a three-year term expiring at the 2001 Annual Meeting or until his successor is elected and qualified, or his earlier death, resignation or removal. Currently, the Class 2 directors are Ranko "Ron" Cucuz, Andrew R. Heyer and David Ying. The Board of Directors has nominated all of such persons for re-election as Class 2 Directors. Each of the three nominees has consented to serve as a Director if elected at the Meeting and, to the best knowledge of the Board of Directors, each of such nominees is and will be able to serve if so elected. In the event that any of such nominees should be unavailable to stand for election before the Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of a nominee unable to serve.

     The Class 2 Directors will be elected by a plurality of the votes cast in the election of directors at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE COMPANY'S NOMINEES AS CLASS 2 DIRECTORS.

     Set forth below is a brief biography of each nominee for election as a Class 2 Director and of all other members of the Board of Directors who will continue in office:

                   NOMINEES FOR ELECTION AS CLASS 2 DIRECTORS
                             TERM EXPIRING IN 2001

     Ranko ("Ron") Cucuz, age 54, was elected Chairman of the Board of Directors of the Company in July 1996, and has been Chief Executive Officer and a Director of the Company since October 1992. He also serves as Chairman of the Management Board of Hayes Lemmerz Autokola, a.s., the Company's subsidiary located in the Czech Republic, as a director of Hayes Lemmerz, S.p.A. (Italy) and Hayes Lemmerz Barcelona, S.A. (Spain), the Company's wholly owned subsidiaries, and serves as Chairman of each of the Company's North American Aluminum Wheel Group subsidiaries. Mr. Cucuz is also a director of National-Standard Company.

     Andrew R. Heyer, age 40, has been a director of the Company since April 1997. Mr. Heyer has been a Managing Director and co-head of the High Yield Group of CIBC Oppenheimer Corp. since August 1995. From February 1990 until July 1995, Mr. Heyer was a founder and the Managing Director of The Argosy Group, an investment banking firm. Mr. Heyer is Chairman of the Board of Hain Food Group, Inc. and a director of Niagara Corporation, Heating Oil Partners, L.P. and Argosy Heating Partners, Inc.

     David Ying, age 43, has been a director of the Company since June 1997. Mr. Ying has been a partner of Joseph Littlejohn & Levy ("JLL") (the managing general partner of JLL Fund II) since June 1997. From January 1993 until May 1997, Mr. Ying was a Managing Director of Donaldson Lufkin & Jenrette, an investment banking firm.

                          INCUMBENT CLASS 1 DIRECTORS
                             TERM EXPIRING IN 2000

     Timothy J. Clark, age 34 has been a director of the Company since July 1996. Mr. Clark is a principal of JLL, which he joined in 1993. Prior to that time, Mr. Clark was corporate planning manager of Edgcomb Metals Company and a financial analyst at the Blackstone Group.

     Horst Kukwa-Lemmerz, age 55, was appointed to his present position as Vice Chairman of the Company's Board of Directors upon consummation of the Lemmerz Acquisition in June 1997. Mr. Kukwa-Lemmerz served as CEO and President of Lemmerz from June 1993 through June 1997 and as Personal
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

Liable Partner, President and CEO of Lemmerz Werke KGaA from April 1977 until June 1993. He also acted as Chairman of Lemmerz Espanola from 1980 through the closing of the Lemmerz Acquisition (the "Closing") and as Vice President of Borlem S.A. Empreendimentos Industriais, the Company's joint venture in Brazil, from 1980 through the Closing.

     Jeffrey Lightcap, age 39, has been a director of the Company since October 1997. Mr. Lightcap has been a partner of JLL since June 1997. From February 1993 until May 1997, Mr. Lightcap was employed by Merrill Lynch & Co., an investment banking firm, first as a Director and then, commencing in 1994, as a Managing Director.

                          INCUMBENT CLASS 3 DIRECTORS
                             TERM EXPIRING IN 1999

     Cleveland A. Christophe, age 52, has been a director of the Company since July 1996. Mr. Christophe has been a Managing Partner and major shareholder of TSG Capital Group, L.L.C. since January 1995, and a director and the President of TSG Associates II, Inc. since January 1995. He served as a principal, a director and the Executive Vice President of TSG Ventures Inc. (formerly known as Equico Capital Corporation), a private equity investment firm, from May 1992 until December 1997 and as Executive Vice President and Treasurer of TSG Management Co., L.L.C., a private equity investment firm, since December 1997. Mr. Christophe is also a director of Envirotest Systems Corporation, Midwest Stamping, Inc., The Ashley Stewart Group, Ltd., PAR Radio Holdings, L.L.C. and Vista Outdoor Advertising, Inc.

     Paul S. Levy, age 50, has been a director of the Company since July 1996. Mr. Levy has been a partner of JLL from its inception in 1988. Mr. Levy has served as Chairman of the Board of Directors and Chief Executive Officer of Lancer Industries, Inc. since July 1989. Mr. Levy is also a director of Fairfield Manufacturing Co., Inc. and Peregrine Incorporated.

     Wienand Meilicke, age 52, has been a director of the Company since the consummation of the Lemmerz Acquisition in June 1997. Mr. Meilicke is an attorney admitted to practice in Bonn, Germany and has, during the last five years, been a partner of Meilicke & Partner, a law firm located in Bonn, Germany. Mr. Meilicke is also a member of the supervisory boards of WABCO Standard GmbH and Breuniger Beteilgungs GmbH.

     John S. Rodewig, age 64, has been a director of the Company since December 1992. He served as President of Eaton Corporation and as its Chief Operating Officer -- Vehicle Components from 1992 until his retirement on January 1, 1996. Mr. Rodewig also serves as Chairman of the Board of Directors of Eaton Limited (United Kingdom) and as a director of FKI plc.

DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors met eight times and took action by unanimous consent eight times during the fiscal year ended January 31, 1998 ("fiscal 1997"). Of the total number of Board meetings and meetings of Board committees held in fiscal 1997, each current director attended at least 75% of such meetings held during the period in which he served as a director or member of such committee. The Board of Directors has established a standing Audit Committee, Compensation Committee and Executive Committee, which are the only committees of the Board of Directors. The membership and functions of the standing committees of the Board of Directors are as follows:

     EXECUTIVE COMMITTEE: The Executive Committee has responsibility for (i) reviewing and monitoring on a regular basis the financial results of the Company in comparison to the business plans and budgets approved by the Board of Directors, (ii) determining and making recommendations on questions of general policy with regard to the business of the Company, and (iii) performing and exercising such other powers as may be lawfully delegated to the Executive Committee by the Board of Directors, not in conflict with the specific powers conferred by the Board of Directors upon any other committee. The current members of the Executive Committee are Messrs. Cucuz, Kukwa-Lemmerz and Ying.

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

     AUDIT COMMITTEE: The Audit Committee has responsibility for (i) reviewing the scope and results of the annual audit of the Company's financial statements with the Company's independent auditors, (ii) reviewing the Company's financial condition and results of operations with management and the Company's independent auditors, (iii) considering the adequacy of the internal accounting and control procedures of the Company, (iv) reviewing any non-audit services and special engagements to be performed by the Company's independent auditors and considering the effect of such performance on the auditors' independence, (v) periodically reviewing the Company's environmental compliance and litigation matters, (vi) reviewing the terms of all material transactions and arrangements between the Company and its affiliates and (vii) recommending to the Board of Directors the firm to be selected as independent auditor of the Company's financial statements and performing services related to the completion of such audit. The Audit Committee met four times during fiscal 1997. The current members of the Audit Committee are Messrs. Christophe and Rodewig.

     COMPENSATION COMMITTEE: The Compensation Committee has responsibility for
(i) reviewing and making recommendations to the Board of Directors as to compensation and other terms and conditions of employment of officers of the Company, (ii) administration of the Company's benefit plans for officers of the Company, including any incentive compensation plans, stock option plans, share-price related incentive plans, and long-term incentive plans, (iii) making recommendations to the Board of Directors as to termination settlements for officers of the Company, (iv) planning for succession of officers of the Company and (v) reviewing requests by officers of the Company to join the board of directors of any entity not affiliated with the Company. The Compensation Committee met five times during fiscal 1997. The current members of the Compensation Committee are Messrs. Christophe, Levy and Rodewig. In addition, Messrs. Cucuz and Kukwa-Lemmerz serve as nonvoting members of the Compensation Committee.

COMPENSATION OF DIRECTORS AND RELATED MATTERS

     The Company's independent directors (those who are not Company employees and are not affiliated with any of the New Investors or the Lemmerz Shareholders) receive an annual retainer of $20,000, a fee of $1,000 for each Board or committee meeting attended, a annual stock gift of 250 shares of Common Stock and are reimbursed for expenses incurred in attending Board and/or committee meetings. During fiscal 1997, Mr. Rodewig was the only director who received such compensation. No other director of the Company receives any retainer, fee, stock gift or reimbursement for his participation as a director or member of a committee of the Board.

     Mr. Kukwa-Lemmerz is a designee on the Board of Directors of the Lemmerz Shareholders, who own an aggregate of five million shares of Common Stock. In connection with the Lemmerz Acquisition, Mr. Kukwa-Lemmerz was elected as (i) Vice Chairman of the Company's Board of Directors, (ii) a member of the Executive Committee and a nonvoting member of the Compensation Committee, and
(iii) Chairman of the Board of the Company's subsidiary, HLI (Europe) Ltd. The Company also entered into consulting agreements (the "Consulting Agreements") with Mr. Kukwa-Lemmerz and an affiliate of Mr. Kukwa-Lemmerz pursuant to which, among other things, (i) Mr. Kukwa-Lemmerz retired from all positions held with Lemmerz and its subsidiaries, (ii) the Company agreed to pay Mr. Kukwa-Lemmerz and his affiliate an aggregate of $500,000 annually during the five-year period for which consulting services will be provided, and (iii) the Company granted Mr. Kukwa-Lemmerz and his affiliate options to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $16 per share, such options to become exercisable at the rate of 20% annually on June 30, 1998 and each June 30th thereafter during the term of the Consulting Agreements.

                                   PROPOSAL 2
                           APPROVAL OF THE COMPANY'S
                            ANNUAL PERFORMANCE PLAN

     On April 20, 1998, the Board of Directors approved the Hayes Lemmerz International, Inc. Annual Performance Plan (the "Annual Performance Plan"), subject to approval by the stockholders at the Annual Meeting.

     Internal Revenue Code Section 162(m), which was added to the Internal Revenue Code by the Omnibus Budget Reconciliation Act of 1993, limits the amount of compensation a corporation may deduct as a business expense. That limit, which applies to the chief executive officer and the other four most highly compensated officers, is $1 million per individual per year. This limitation, however, does not apply to performance-based compensation that is tied to objective performance standards which have been established by a compensation committee of the Board of Directors consisting solely of outside directors and the material terms of which have been approved by the stockholders. The Annual Performance Plan has been designed by the Compensation Committee to meet these criteria.

     The description of the Annual Performance Plan which follows is not intended to be complete and is qualified in its entirety by the actual terms of the Annual Performance Plan, a copy of which is attached hereto as Exhibit A.

     Purpose of the Annual Performance Plan. The Annual Performance Plan is intended to afford an incentive to selected employees of the Company and its subsidiaries and affiliates by utilizing a direct financial incentive to encourage such employees to achieve results that lead to a more effective operation of the business of the Company and its business units ("Business Units") and to accomplish this purpose with full regard to the Company's stockholders and earning power.

     Participants in the Annual Performance Plan. Participants in the Annual Performance Plan will be selected employees of the Company, and its present and future subsidiaries and affiliates, who will be designated and/or approved by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Compensation Committee takes into account such factors as it deems relevant in connection with determining the participants in the Annual Performance Plan, including without limitation those employees who are expected to have an impact of the current and future financial success of the Company. Approximately 230 employees currently participate in the Annual Performance Plan.

     Administration of the Annual Performance Plan. The Annual Performance Plan is administered by the Compensation Committee. All voting members of the Compensation Committee must be "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code. The Compensation Committee has full authority to establish the rules and regulations relating to the Annual Performance Plan, to interpret the Annual Performance Plan and those rules and regulations, and to take all other actions necessary or appropriate for the proper administration of the Annual Performance Plan.

     Performance Criteria. The Annual Performance Plan provides competitive variable pay opportunities to participants based upon the achievement of targets established and/or approved by the Compensation Committee in advance relating to the Company's earnings before interest and taxes ("EBIT"), the Company's cash flow and the achievement of certain personal objectives by the participant. In addition, with respect to those participants who are responsible for the performance of the particular Business Units of the Company, their bonuses are also based upon the achievement of certain EBIT and cash flow targets for their respective Business Units. Thus, annual incentive compensation is determined by the degree to which the Company and, for certain participants, the Business Units, achieve the annual EBIT and cash flow targets and by the degree to which each individual participant achieves his personal objectives, all of which targets and objectives are established and/or approved in advance by the Compensation Committee. The aggregate bonus amount is established as a percentage of base salary, with each component of the Annual Performance Plan comprising a portion of such percentage. The normative amount to be received as a bonus if the EBIT and cash flow targets and personal objectives are met, expressed as a percentage of base salary, is established based upon levels of responsibility for Company or Business Unit performance. This percentage increases as the level of responsibility increases, which currently ranges from 10% for employees at the entry level of the Annual Performance Plan to 60% for Business Unit Presidents and the Company's Chief Financial Officer (except for the Chief Executive Officer only, for whom the percentage is 100%).

     If the EBIT and cash flow targets established in advance are met and the personal objectives established in advance are achieved, 100% of the normative bonus percentage is paid. If certain minimum EBIT and cash flow targets are met (set at 75% of each such target), but either of such amounts is less than the targeted
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

amounts, or if the individual performance objectives are not fully realized, the amount paid for each component of the annual performance plan which is not fully achieved will be proportionally less than the normative amount. Similarly, if either the EBIT or cash flow performance exceeds the EBIT or cash flow targets, respectively, the amount of the bonus attributable to such component of the annual performance plan will be proportionally more than the normative amount, up to a aggregate maximum of twice the normative amount. Notwithstanding the foregoing, if the minimum cash flow target is not met, no bonus is paid, even if the EBIT target and personal objectives are achieved.

     The cost to the Company of the Annual Performance Plan and the amounts to be paid to participants cannot be determined at this time because payout of awards is based upon the Company's future financial performance and the number of participants approved by the Compensation Committee.

     Approval of the Annual Performance Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ANNUAL PERFORMANCE PLAN.

                                   PROPOSAL 3
                            APPOINTMENT OF AUDITORS

     Subject to stockholder ratification, the Board of Directors has reappointed the firm of KPMG as independent auditors of the Company for fiscal 1998. KPMG has served as the Company's independent auditors since 1992.

     A representative of KPMG is expected to be present at the Meeting and will have an opportunity to make a statement if the representative desires to do so and to respond to questions by stockholders.

     Approval of the proposal to ratify the appointment of KPMG requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1998.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors submits the following report on executive compensation for fiscal 1997:

          This report provides an overview of the Company's compensation philosophy and executive compensation programs. It also discusses compensation-related decisions in general, and specifically those relating to the Company's Chief Executive Officer, for fiscal 1997.

     THE ROLE OF THE COMPENSATION COMMITTEE

          The Compensation Committee of the Board of Directors is responsible for all matters relating to the compensation of the executive officers of the Company. It carries out these responsibilities by reviewing all executive compensation and benefit plans, administering the Company's stock option and other long-term incentive plans and overseeing succession planning. To comply with regulations of the Securities and Exchange Commission and to separate members of management more completely from compensation decisions, only non-management directors are eligible to serve as voting members of the Compensation Committee (Messrs. Cucuz and Kukwa-Lemmerz serve as non-voting members of the Compensation Committee).

     OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS

          The Company's executive compensation programs have been designed to support the Company's goal of enhancing stockholder value by providing incentives that will attract, reward and retain highly qualified executives critical to the long-term success of the Company. The Company's policy is to establish overall compensation at median competitive levels. Median competitive levels are determined by an independent consulting firm (in fiscal 1997, such consulting firm was Mercer & Associates), utilizing several widely used published compensation surveys. These surveys included several hundred companies, but the methodology under which compensation was determined focused on compensation level data from approximately 25 companies in the automotive supply industry (the "Comparison Group"). However, as a result of the relationship between executive compensation and corporate performance, the Company's executives may be paid more or less in any particular year than the executives of companies included in the Comparison Group, depending on the Company's performance. The companies in the Comparison Group are not the same as those in the peer group utilized in preparing the Peer Group Index (see "Stock Performance Graph") because the Committee's independent consultant uses surveys of publicly traded and privately owed companies in the automotive industry to determine median compensation levels, whereas the Peer Group Index has been chosen by the Company to reflect publicly traded automotive parts and accessories suppliers. The Compensation Committee believes that it would not be practicable to prepare a compensation survey of the companies included only in the Peer Group Index.

          Following research and assistance from the independent consultant, the Compensation Committee has determined to structure the Company's short-term and long-term incentive compensation plans to emphasize corporate financial performance which the Committee believes will enhance stockholder value. To implement this approach, commencing in fiscal 1993, the Company has utilized a compensation plan for its executive officers which comprises an annual performance plan for its executive officers, with earned short-term incentive awards being paid out in cash (subject to maximum annual payouts) plus a stock-based incentive compensation program under the Company's stock option plans.

     AN OVERVIEW OF THE COMPANY'S EXECUTIVE COMPENSATION PLAN

          The Company's executive compensation programs have three components: base salary, annual incentive and long-term incentive. A discussion of the Committee's decisions regarding executive compensation and an overview of its various elements are presented below.

     BASE SALARY PROGRAM

          The Company's base salary program is intended to provide base salary ranges that reflect the median salary levels of the Comparison Group. Base salaries are periodically adjusted to reflect each executive's performance and contribution to the overall financial results of the Company, the executive's length of service with the Company and changes in median salary levels of the Comparison Group. The Committee, based upon research and advice provided by its independent consultant, annually reviews and compares each executive's salary level against comparable executive's positions in the Comparison Group.

     ANNUAL PERFORMANCE PLAN

          The fiscal 1997 annual performance plan provided competitive variable pay opportunities to executive officers based upon the achievement of established targets based on the Company's earnings before interest and taxes ("EBIT"), the Company's cash flow and the achievement of certain personal objectives by the executive. In addition, with respect to those officers who are responsible for the performance of the particular business units of the Company, their bonuses are also based upon the achievement of certain EBIT and cash flow targets for their respective business units. Thus, annual incentive compensation is determined by the degree to which the Company and, for certain officers, the business units, achieve the annual EBIT and cash flow targets established by the Compensation Committee and by the degree to which each individual officer achieves his personal objectives. The aggregate bonus amount is established as a percentage of base salary, which ranged from 40% to 60% (except for the Chief Executive Officer only, for whom the percentage was 100%) in fiscal 1997, with each component of the annual performance plan comprising a portion of such percentage. The normative amount to be received as a bonus if the EBIT and cash flow targets and personal objectives are met, expressed as a percentage of base salary, is established based upon levels of responsibility for Company or business unit performance. This percentage increases as the level of responsibility increases.

          If the EBIT and cash flow targets are met and the personal objectives are achieved, 100% of the normative bonus percentage is paid. If certain minimum EBIT and cash flow targets are met (set at 75% of each such target), but either of such amounts is less than the targeted amounts, or if the individual performance objectives are not fully realized, the amount paid for each component of the annual performance plan which is not fully achieved will be proportionally less than the normative amount. Similarly, if either the EBIT or cash flow performance exceeds the EBIT or cash flow targets, respectively, the amount of the bonus attributable to such component of the annual performance plan will be proportionally more than the normative amount, up to a aggregate maximum of twice the normative amount. Notwithstanding the foregoing, if the minimum cash flow target is not met, no bonus is paid, even if the EBIT target and personal objectives are achieved. The performance-based component may result in higher than competitive compensation for superior EBIT and cash flow performance or lower than competitive compensation for performance not reaching the EBIT or cash flow targets.

     LONG-TERM INCENTIVE PLAN

          In the fiscal year ended January 31, 1997 ("fiscal 1996"), in connection with the Motor Wheel Transactions, the Compensation Committee approved stock option grants to the executive officers of the Company under the 1996 Stock Option Plan (the "1996 Plan"), which option grants were significantly larger than those granted to the executive officers in prior years. The options granted under the 1996 Plan are divided into tranches (each, a "Tranche") of an equal number of options. The options in each such Tranche vest (i.e., become exercisable by the optionee) only when both a time condition and a stock performance condition tied to the price of the Company's Common Stock have been met. These time and performance conditions for such vesting are intended to ensure that the stockholders of the Company receive a significant return on their investment before the optionees realize a financial gain therefrom.

          The Compensation Committee believes that the option grants under the 1996 Plan, including the terms thereof which cause such options to vest progressively as certain price and time conditions are met, will align the interests of the Company's executive officers with those of the stockholders of the Company by creating a long term incentive for such officers to achieve corporate performance which also enhances stockholder value. As a result, and because of the size and significance of the option grants made in fiscal 1996, the Compensation Committee elected not to grant any additional stock options in fiscal 1997 to the Company's executive officers (except to those executive officers who became employed by the Company in fiscal 1997 as a result of the Lemmerz Acquisition).

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

          Section 162(m) of the Internal Revenue Code of 1986, as amended, effective for years beginning after 1993, generally limits to $1,000,000 the amounts deductible by a public company in respect of annual compensation paid to a "covered employee" (i.e., the chief executive officer and the four other most highly compensated executive officers of the company), including, unless an exception applies, compensation otherwise deductible upon the exercise of compensatory options. Qualifying performance-based compensation and compensation, including stock options, that meets other exceptions to the general limitation will not be subject to the limitation. In order to enable all compensation payable to each of its "covered employees" to continue to be deductible under Section 162(m), the Compensation Committee recommends the adoption of the Annual Performance Plan in accordance with Proposal 2 above.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

          Fiscal 1997 was a year of continued progress and growth for the Company, most notably the completion of the Lemmerz Acquisition and the integration into the Company of the operations of Lemmerz and Motor Wheel. Based upon the contributions made by Mr. Cucuz to these matters, as well as certain other considerations, the Compensation Committee approved an increase in Mr. Cucuz's base salary for fiscal 1997 from $425,000 to $550,000 per year. In addition, the Compensation Committee continued the rate of normative bonus compensation for Mr. Cucuz under the Annual Performance Plan of 100% of his base salary, which is a higher rate than for the other executive officers.

                                          /s/ Paul S. Levy, Chairman
                                          /s/ Cleveland A. Christophe
                                          /s/ John S. Rodewig

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors are Messrs. Christophe, Levy and Rodewig. In addition, Messrs. Cucuz and Kukwa-Lemmerz are non-voting members of the Compensation Committee. On June 30, 1997, the Company consummated the Lemmerz Acquisition in which the Lemmerz Shareholders, including Mr. Kukwa-Lemmerz, received $200 million in cash and five million shares of Series A Preferred Stock (which has subsequently converted into five million shares of Common Stock). In addition, in connection with the Lemmerz Acquisition, the Company entered into the Consulting Agreements with Mr. Kukwa-Lemmerz and an affiliate of Mr. Kukwa-Lemmerz. See "Compensation of Directors and Related Matters."

SUMMARY OF COMPENSATION FOR FISCAL 1997

     The following summary compensation table sets forth certain information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") for fiscal 1997, fiscal 1996 and fiscal 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                             ---------------------
                                         ANNUAL COMPENSATION                   AWARDS      PAYOUTS
                             --------------------------------------------    ----------    -------
                                                             OTHER ANNUAL    SECURITIES     LTIP       ALL OTHER
                             FISCAL    SALARY      BONUS     COMPENSATION    UNDERLYING    PAYOUTS    COMPENSATION
          NAME                YEAR       ($)        ($)          ($)          OPTIONS        ($)         ($)(1)
          ----               ------    ------      -----     ------------    ----------    -------    ------------
Cucuz, Ranko.............     1997     497,918    774,150           --             --        --        106,941
Chief Executive Officer       1996     389,502    366,076
                              1995     322,000         --
Dallera, Giancarlo(2)....     1997     240,833    220,000           --             --        --             --
Vice President --             1996     228,000    137,902
President, European           1995     215,000         --
Aluminum Wheels
Kolakowski, Ronald L.....     1997     190,002    169,200           --             --        --         30,367
Vice President --             1996     163,012    108,641
President, North              1995     124,476     29,003
American Aluminum
Wheels
Sandberg, Daniel M.......     1997     204,585    153,450           --             --        --         23,163
Vice President --             1996     168,000     88,240
International Operations,     1995     147,000         --
General Counsel and
Secretary
Shovers, William D.......     1997     239,583    208,000           --             --        --         36,647
Vice President --             1996     208,667    129,896
Finance and                   1995     190,000         --
Chief Financial Officer

-------------------------
(1) For each such officer (except Mr. Dallera), consists of matching contributions accrued under the Company's Retirement Savings Plan (the "401(k) Plan") and contributions under the Company's non-tax qualified supplemental employee retirement plan for the benefit of the Company's executive officers based in the United States.

(2) Mr. Dallera's salary is paid in Italian lira and his bonus is paid in United States dollars. The U.S. dollar amount for Mr. Dallera's salary was calculated using the exchange rate of 1 lira = 0.00064 dollars.

STOCK OPTIONS GRANTED IN FISCAL 1997

     There were no grants of stock options or stock appreciation rights during fiscal 1997 to any of the Named Executive Officers.

AGGREGATE OPTION EXERCISES IN FISCAL 1997 AND JANUARY 31, 1998 OPTION VALUE(1)

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING
                                                              UNEXERCISED OPTIONS AT   VALUE OF UNEXERCISED
                                                                   JANUARY 31,         IN-THE-MONEY OPTIONS
                                                                       1998             AT JANUARY 31, 1998
                           SHARES ACQUIRED                         EXERCISABLE/            EXERCISABLE/
          NAME               ON EXERCISE     VALUE REALIZED       UNEXERCISABLE            UNEXERCISABLE
          ----             ---------------   --------------   ----------------------   ---------------------
Cucuz, Ranko.............          --                --          301,969/638,761       $2,634,952/$5,030,243
Dallera, Giancarlo.......          --                --           89,634/127,651       $  871,082/$1,006,039
Kolakowski, Ronald L.....          --                --          54,334 /127,751       $  607,880/$1,006,039
Sandberg, Daniel M.......          --                --           46,278/106,462       $   447,779/$ 838,388
Shovers, William D.......          --                --           86,334/127,751       $  813,368/$1,006,039

-------------------------
(1) No stock appreciation rights have been granted in connection with any stock options.

PENSION PLAN

     The Company maintains a defined benefit pension plan covering all persons who were United States salaried employees of the Company and its subsidiaries on or before December 31, 1994. Pension income at normal retirement age is calculated by averaging the participant's highest consecutive 60 months of compensation out of the final 120 months of compensation and providing 1% of the first $7,800 thereof and 1 1/3% of the remainder for each of the first 30 years of service, and 1/2% and 2/3% of such compensation, respectively, for each of the next 10 years of service. Benefits under the Company's pension plan are limited by restrictions imposed by the Internal Revenue Code of 1986, as amended (the "Code"). Prior to the Company's initial public offering in December 1992 (the "IPO"), the eligible United States salaried employees of the Company participated in a pension plan sponsored by K-H Corporation (K-H"), which at the time was the parent corporation of the Company. In connection with the IPO, K-H transferred the assets and liabilities of its plan relating to participants employed in the Company's wheel business to the Company's pension plan, in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. Effective January 1, 1995, (1) certain provisions of the plan that had frozen final average compensation for purposes of the plan as of December 31, 1991, were rescinded, (2) no new participants may enter the plan and (3) for purposes of calculating benefits payable under the plan, no additional service may be credited under the plan; however, service continues to be credited under the plan for vesting purposes and to determine eligibility for retirement benefits under the plan. In addition, increases in compensation will be recognized under the plan for purposes of determining pensions.

     The following table illustrates the annual pension benefits payable from the Company's defined benefit pension plan to a person in the specified earnings and years of service classifications at normal retirement date.

                               PENSION PLAN TABLE

                                           YEARS OF SERVICE
       COVERED         ---------------------------------------------------------
    COMPENSATION         10        15        20        25        30        35
    ------------         --        --        --        --        --        --
             $ 50,000  $ 6,407   $ 9,610   $12,813   $16,017   $19,220   $20,822
             $100,000  $13,073   $19,610   $26,147   $32,683   $39,220   $42,488
             $150,000  $19,740   $29,610   $39,480   $49,350   $59,220   $64,155
             $200,000  $19,740   $29,610   $39,480   $49,350   $59,220   $64,155
             $250,000  $19,740   $29,610   $39,480   $49,350   $59,220   $64,155
             $300,000  $19,740   $29,610   $39,480   $49,350   $59,220   $64,155
             $350,000  $19,740   $29,610   $39,480   $49,350   $59,220   $64,155
             $400,000  $19,740   $29,610   $39,480   $49,350   $59,220   $64,155

Base salary is the only compensation upon which benefits under this plan are determined.

     All of the individuals named in the Summary Compensation Table, except Mr. Dallera, are participants in the pension plan described above, and each had covered compensation and credited years of service (which amounts were frozen as of December 31, 1994) as set forth below:

                                                                  COVERED          YEARS OF
                            NAME                                COMPENSATION       SERVICE
                            ----                                ------------       --------
Cucuz, Ranko................................................      $150,000            4
Kolakowski, Ronald L........................................      $150,000            2
Sandberg, Daniel M..........................................      $150,000            2
Shovers, William D..........................................      $150,000            2

The covered compensation amounts set forth in the above table differ from the amounts set forth in the Summary Compensation Table because of limitations contained in the Code on compensation permitted to be used for pension plan purposes.

     The Pension Plan Table shows amounts that are payable in the form of a straight-life annuity; such amounts are not subject to offset for Social Security or any other payments.

     Effective January 1, 1995, the Company adopted a defined contribution pension plan for its United States salaried employees, under which, the Company contributes to a retirement account for each eligible employee 5% of his compensation up to the amount of the Social Security wage base ($65,400 in 1997) plus 8% of his compensation over the amount of the Social Security wage base. Compensation, for purposes of this plan, includes salary, bonus and commissions, but is limited to a maximum of $160,000 under provisions of the Code. The retirement account is invested at the direction and risk of the employee, who is entitled, subject to certain vesting requirements, to the contents of his account when his employment terminates at retirement or otherwise. The Company does not assure the employee of the amount of his retirement benefit or the value of this account at any time.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

     The Company, through its subsidiary, Hayes Lemmerz, S.p.A. ("HLI Italy"), entered into an employment agreement with Mr. Dallera, dated February 1, 1993, as amended on June 6, 1996, that provides for his employment as General Manager of HLI Italy at an initial base salary which automatically increases annually following increases in an index commonly used to determine the cost of living increases for senior managers in Italy. For fiscal 1997, Mr. Dallera's base salary was $240,833 (translated from Italian Lire at the exchange rate of 1 Lira = 0.00064 US Dollars). Under this agreement, Mr. Dallera is entitled to all HLI Italy employee benefits; his annual bonus, however, is paid under the Annual Performance Plan and based upon the criteria established for the other executive officers of the Company. The agreement expires by its terms on December 31, 2003, or in the event of Mr. Dallera's death.

     On September 25, 1997, the Company, through its subsidiary, Hayes Lemmerz Holding GmbH ("HLH"), entered into a managing director's service agreement with Klaus Junger, the Company's Vice President -- President, European Fabricated Wheels, that provides for his employment as Managing Director of HLH at an initial base salary which is to be reviewed and adjusted annually based upon market conditions and the performance of the Company, HLH and Mr. Junger. For fiscal 1997, Mr. Junger's annualized base salary was $202,248 (translated from German Deutschemarks at the exchange rate of 1 Deutschemark = .5618 US Dollars). Under this agreement, Mr. Junger is entitled to all HLH employee benefits; his annual bonus, however, is paid under the Annual Performance Plan and based upon the criteria established for the other executive officers of the Company. The agreement may be terminated at any time by either party upon six months prior written notice. Upon such termination, Mr. Junger has agreed not to compete with the Company for one year in exchange for the payment by the Company of an amount equal to one year of his then current base salary.

     The Company entered into separate agreements (the "Company Severance Agreements") with nine executive officers and three other employees of the Company (the "Covered Individuals"), including Messrs. Cucuz, Dallera, Kolakowski, Sandberg and Shovers on or about November 6, 1995, pursuant to which, upon a change of control of the Company (as defined therein), each Covered Individual, including Covered Individuals whose employment with the Company is terminated in anticipation of a change of control, is entitled to an immediate payment of all earned but unpaid compensation, including any unpaid bonuses for previous fiscal years and a pro rata bonus payment (based on Highest Compensation (as defined below) and the greater of normative bonus percentage and estimated projected bonus percentage) for the current fiscal year under any bonus plan for which he is then eligible.

     In addition, the Company Severance Agreements provide that each Covered Individual whose employment with the Company is terminated (i) by the Company upon a change of control or in anticipation of a change of control, (ii) by the Company, other than for cause or as a result of death or disability, within three years following a change of control, or (iii) voluntarily by such Covered Individual, within three years following a change of control, because of a change in the material terms of his employment (such as compensation or responsibilities), is entitled to a lump sum cash payment, payable within 30 days of such termination, in the aggregate amount of: (a) for all Covered Individuals, earned but unpaid compensation, less any payment previously made in respect of such amount, (b) for all Covered Individuals, the product of the individual's Highest Compensation, his highest normative bonus percentage in the immediately preceding three fiscal years and the fraction of the current fiscal year expired at the time of such termination, less any payments previously made in respect of such amounts upon such change of control, (c) with respect to eight Covered Individuals (including the five currently most highly compensated executive officers) three times, with respect to one Covered Individual two times and with respect to three Covered Individuals one times the sum of (x) the individual's Highest Compensation and (y) the product of his Highest Compensation and his highest normative bonus percentage in the immediately preceding three fiscal years, (d) 20% of Highest Compensation with respect to three Covered Individuals, 40% of Highest Compensation with respect to one Covered Individual and with respect to eight Covered Individuals (including the five currently most highly compensated executive officers), the greater of 60% of the individual's Highest Compensation and $100,000 and (e) for all Covered Individuals, an amount equal to any accrued but unvested account balances as of the date of termination and the actuarial present value of any accrued but unvested benefits other than account balances that as a result of termination are forfeited under any qualified or nonqualified Company retirement or pension plan. The Company Severance Agreements also provide that each such Covered Individual is also entitled to have the Company (i) continue for at least three years for eight Covered Individuals (including the five currently most highly compensated executive officers), at least two years for one Covered Individual and at least one year for three Covered Individuals, all welfare benefit programs, such as medical and life, provided by the Company and its affiliated companies, (ii) for eight Covered Individuals (including the five currently most highly compensated executive officers), timely pay or provide any other amounts, including reimbursable expenses incurred prior to the date of termination, or benefits required or permitted under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies (subject to limitations), (iii) provide the title to the individual's Company automobile for eight Covered Individuals (including the five currently most highly compensated executive officers), or make a cash payment equal to the value of such automobile in certain cases and (iv) for all Covered Individuals, provide key executive level outplacement services.

     The Company Severance Agreements define Highest Compensation as twelve times a Covered Individual's highest monthly cash compensation (not including any bonus), whether current or deferred, at any time during the period commencing on the first day of the calendar month containing the 365th day prior to the day a change of control occurs and ending on the date of the termination of such Covered Individual's employment with the Company.

     The Company Severance Agreements also contain provisions regarding termination of employment upon disability, death, and other certain circumstances. In addition, if any payments or benefits paid to the Covered Individuals under the Company Severance Agreements or any other plan, arrangement or agreement with the Company are subject to the federal excise tax on excess parachute payments or any similar state or local tax, or any interest or penalties are incurred with respect thereto, the Company will pay to the Covered Individuals an additional amount so that the net amount retained by the Covered Individuals after deduction or payment of those taxes will be as if no such tax, interest or penalty were imposed.

CERTAIN RELATED TRANSACTIONS

     Mr. Dallera is the President of Cromodora Wheels S.p.A. ("Cromodora"). Prior to June 6, 1996, HLI Italy was a 30% stockholder in Cromodora and Mr. Dallera was a 35% stockholder in Cromodora. On June 6, 1996, HLI Italy sold one-third of its equity interest in Cromodora to Cromodora and two-thirds of its equity interest in Cromodora to Mr. Dallera. The sale price for the Company's equity interest in Cromodora was an aggregate of approximately $1,437,000, which amount was offset by the Company's agreement to pay Cromodora and Mr. Dallera approximately $562,000 for a five year non-competition agreement with the Company, resulting in net sale proceeds to the Company of approximately $875,000. This sale price was established based upon an appraisal of Cromodora performed by KPMG, the Company's independent public accountants. In connection with this transaction, Mr. Dallera agreed to extend the term of his employment agreement with the Company so that it will not expire until December 31, 2003 (previously, the expiration date was April 30, 1998).

     The Company manufactures and sells castings to Cromodora on a cost-plus basis, licenses certain aluminum wheel technology from Cromodora and provides certain marketing services to Cromodora relating to such technology. The Company does not believe that these arrangements have a material effect on the Company's operations or financial condition. In addition, for certain tax reasons, Cromodora is the owner of 0.01% of Lemmerz.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period from July 2, 1996 (the effective date of the Motor Wheel Transactions) through January 31, 1998 with (i) the cumulative total return on The NASDAQ National Market System market index through December 17, 1997 (the date on which the Company's Common Stock ceased trading on the NASDAQ National Market System) and The New York Stock Exchange ("NYSE') market index from and after December 18, 1997 (the date on which the Company's Common Stock commenced trading on the NYSE) ("Market Index") and (ii) the cumulative total return of an industry peer group composed of automotive parts and accessories suppliers ("Peer Group Index") for the same period. In accordance with the rules of the Commission, the graph assumes an investment of $100 on July 2, 1996 in each of the Common Stock, the stocks comprising the Market Index and the stocks comprising the Peer Group Index, and assumes that all dividends were reinvested.

                                                       HAYES              PEER
               Measurement Period                     LEMMERTZ           GROUP             MARKET
             (Fiscal Year Covered)                     INT'L             INDEX             INDEX
07/02/96                                                       100               100               100
07/31/96                                                     97.94             94.99             91.57
10/31/96                                                    109.47            101.13            101.85
01/31/97                                                    133.33            111.09            115.82
04/30/97                                                    151.44            113.43            105.79
07/31/97                                                    204.12            137.51            134.00
10/31/97                                                    222.22            142.58            134.40
01/30/98                                                    157.23            135.71            136.90

     Data respecting the following companies were utilized in calculating the Peer Group Index in the table above:

Aftermarket Tech Corp.
Amerigon Inc.
Arvin Industries Inc.
Asha Corp.
Autoliv Inc.
Barnes Group Inc.
Bonded Motors Inc.
Borg Warner Automotive
Breed Technologies Inc.
Collins Industries Inc.
Colonels International Inc.
Cragar Industries Inc.
Dana Corp.
Defiance Inc.
Deflecta-Shield Corp.
Delco Remy International, Inc.
Desc S.A. De Cv Adr
Detroit Diesel Corp
Donaldson Co. Inc.
Durakon Industries Inc.
Eaton Corp.
Echlin Inc.
Edelbrock Corp.
Excel Industries Inc.
Federal-Mogul Corp.
Gentex Corp.
Glas-Aire Industries Grp
Hastings Manufacturing
Hilite Industries Inc.
Impco Technologies, Inc.
Jason Inc.
JPE Inc.
Kroll-O'Gara Company
Lund International Holdings
Magna International
Mascotech Inc.
Memtec Ltd Adr
Meritor Automotive Inc.
Modine Manufacturing Co.
Monro Muffler Brake Inc.
Motorcar Parts & Access
Noble International Ltd.
Orbital Engine Cp Ltd.
R&B Inc.
Safety Components International
Schawk Inc.
Simpson Industries Inc.
Smith Ao Corp.
Sparton Corp.
SPX Corp.
SRS Labs Inc.
Standard Motor Products
Standard Products Co.
Stoneridge, Inc.
Superior Industries International
Tesma International
Top Source Technologies
Transpro Inc.
TRW Inc.
Turbodyne Technologies
U.S. Automotive Manufacturing Inc.
Universal Manufacturing
Unova Inc.
Valley Forge Corp.
Westcast Industries Inc.
Westinghouse Air Brake
Williams Controls Inc.
Wynn's International Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and certain officers to file with the Commission and the NYSE initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than 10% of the Company's Common Stock. To the Company's knowledge, based solely on a review of the copies of
Section 16(a) reports furnished to the Company during fiscal 1997, or written representations from certain reporting persons that no Forms 5 were required for those persons, all Section 16(a) filing requirements applicable to the Company's officers and directors and beneficial owners of more than 10% of the Common Stock were complied with on a timely basis.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of the Record Date, the outstanding Common Stock was held of record by 102 stockholders. The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company (based on filings with the Commission) to own beneficially in excess of 5% of the outstanding Common Stock. Except as otherwise indicated, each stockholder listed below has (i) sole voting power and investment power with respect to its shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to its shares of Common Stock.

                                                                             PERCENT OF      PERCENT OF
                                                                            OWNERSHIP OF    OWNERSHIP OF
                                                                             SHARES OF       SHARES OF
                                                                            COMMON STOCK    COMMON STOCK
            NAME AND ADDRESS                  SHARES OF                      (EXCLUDING      (INCLUDING
           OF BENEFICIAL OWNER               COMMON STOCK    WARRANTS(1)    WARRANTS)(2)    WARRANTS)(3)
           -------------------               ------------    -----------    ------------    ------------
Joseph Littlejohn & Levy Fund II,
  L.P. ..................................     9,634,176       1,825,376        32.0%           35.0%
450 Lexington Avenue
Suite 3350
New York, New York 10017
Marianne Lemmerz.........................     3,000,002              --        10.0%            9.2%
Ladestrasse
D-53639 Konigswinter
Federal Republic of Germany
TSG Capital Fund II, L.P. ...............     2,812,500          67,500         9.3%            8.8%
177 Broad Street
12th Floor
Stamford, Connecticut 06901
CIBC WG Argosy Merchant..................     2,500,000(4)       60,000         5.9%            5.4%
  Fund 2, L.L.C.
425 Lexington Avenue, Third Floor
New York, New York 10017
Horst Kukwa-Lemmerz......................     1,775,000(5)           --         5.9%            5.4%
Ladestrasse
D-53639 Konigswinter
Federal Republic of Germany

-------------------------
(1) Each Warrant allows the holder thereof to acquire one share of Common Stock for a purchase price of $24.00. The Warrants are exercisable from July 2, 2000 through July 2, 2003.

(2) Excludes options to purchase Common Stock held by certain officers and directors of the Company and also excludes Warrants to purchase 2,600,000 shares of Common Stock.

(3) Excludes options to purchase Common Stock held by certain officers and directors of the Company, but includes Warrants to purchase 2,600,000 shares of Common Stock.

(4) All of the shares of Common Stock owned by Argosy are Nonvoting Common Stock. Does not include 713,000 shares of Common Stock (2.3% of the Common Stock) owned by CIBC Oppenheimer Corp., an affiliate of Argosy; Argosy disclaims beneficial ownership of all such shares.

(5) Consists of 1,750,000 shares of Common Stock owned by Mr. Kukwa-Lemmerz and 25,000 shares of Common Stock owned by Renate Kukwa-Lemmerz, his wife. Such shares represent 5.9% of the outstanding Common Stock. In addition, Mr. Kukwa-Lemmerz is the trustee of a trust established by Marianne Lemmerz for the benefit of her grandchildren, which trust owns 199,998 shares (less than 1%) of Common Stock. Mr. Kukwa-Lemmerz disclaims beneficial ownership of all shares of Common Stock owned by his wife and such trust.

SECURITY OWNERSHIP OF MANAGEMENT AND THE BOARD OF DIRECTORS

     The following table sets forth, as of the Record Date, without giving effect to the Warrants, the beneficial ownership (as defined by the Commission) of the Company's Common Stock by each of the Directors and the Named Executive Officers of the Company and by the Directors and executive officers of the Company as a group:

                NAME OF BENEFICIAL OWNER                     NUMBER OF SHARES(1)(2)
                ------------------------                     ----------------------
Cucuz, Ranko.............................................             351,804
Dallera, Giancarlo.......................................             110,698
Kolakowski, Ronald L.....................................              54,394
Sandberg, Daniel M.......................................              50,568
Shovers, William D.......................................             107,388
Christophe, Cleveland A.(3)..............................                  --
Clark, Timothy J.(4).....................................                  --
Heyer, Andrew R.(5)......................................                  --
Kukwa-Lemmerz, Horst(6)..................................           1,775,000
Levy, Paul S.(4).........................................           9,634,176
Lightcap, Jeffrey(4).....................................           9,634,176
Meilicke, Wienand........................................                 200
Rodewig, John S..........................................                  60
Ying, David Y.(4)........................................           9,644,936
All directors and officers as a group (18 persons).......          12,282,716

-------------------------
(1) Includes the following shares of Common Stock issuable upon the exercise of options granted under the Company's 1992 Stock Incentive Plan (the "1992 Plan") and the 1996 Plan which are exercisable within 60 days of the Record Date (assuming that no additional options vest during that period) and shares of Common Stock purchased under the Company's 401(k) Plan:

                                                         ISSUABLE UPON       ISSUABLE UPON
                                                          EXERCISE OF         EXERCISE OF
                                                            OPTIONS             OPTIONS           PURCHASED
                                                         GRANTED UNDER       GRANTED UNDER          UNDER
                        NAME                               1992 PLAN           1996 PLAN         401(K) PLAN
                        ----                             -------------       -------------       -----------
Cucuz, Ranko.........................................       180,300             121,669               565
Dallera, Giancarlo...................................        65,300              24,334                --
Kolakowski, Ronald L.................................        30,000              24,334                --
Sandberg, Daniel M...................................        26,000              20,278               190
Shovers, William D...................................        62,000              24,334                --
All Directors and Executive Officers as a Group......       452,100             291,499             4,207

(2) In each case, except as to Messrs. Kukwa-Lemmerz, Levy, Lightcap and Ying and "All Directors and Executive Officers as a Group," less than 1% of the outstanding shares of Common Stock.

(3) Mr. Christophe is associated with TSG, which owns 9.3% of the Common Stock of the Company; he disclaims any beneficial ownership of such Common Stock. See "Item 12. Security Ownership of Certain Beneficial Owners and Management -- Ownership of Certain Beneficial Owners."

(4) Messrs. Clark, Levy, Lightcap and Ying are all associated with JLL Fund II, which owns 32.0% of the Common Stock of the Company. Mr. Clark disclaims any beneficial ownership of such Common Stock. Messrs. Levy, Lightcap and Ying are general partners of JLL Associates II, L.P., the general partner of JLL Fund II, and, as a result, each of them may be deemed to beneficially own all of the shares of Common Stock of JLL Fund II. See "Item 12. Security Ownership of Certain Beneficial Owners and Management -- Ownership of Certain Beneficial Owners." In addition, Mr. Ying directly owns an additional 10,760 shares of Common Stock.

(5) Mr. Heyer is associated with Argosy, which owns 8.3% of the Common Stock of the Company (all of which shares are Nonvoting Common Stock), and CIBC Oppenheimer Corp., which owns 2.2% of the Common Stock of the Company; he disclaims any beneficial ownership of all such Common Stock. See "Item 12. Security Ownership of Certain Beneficial Owners and Management -- Ownership of Certain Beneficial Owners."

(6) Consists of 1,750,000 shares of Common Stock owned by Mr. Kukwa-Lemmerz and 25,000 shares of Common Stock owned by Renate Kukwa-Lemmerz, his wife. Such shares represent 5.9% of the outstanding Common Stock. In addition, Mr. Kukwa-Lemmerz is the trustee of a trust established by Marianne Lemmerz for the benefit of her grandchildren, which trust owns 199,998 shares of Common Stock. Mr. Kukwa-Lemmerz disclaims beneficial ownership of all shares of Common Stock owned by his wife and such trust.

     As of the Record Date, all Directors and executive officers of the Company as a group may be deemed beneficially to own approximately 39.8% of the outstanding Common Stock.

                   STOCKHOLDER PROPOSALS FOR THE 1999 MEETING

     In accordance with Rule 14a-8 under the Exchange Act, any stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than January 15, 1999 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

     Section 3 of Article III of the Company's By-Laws provides that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of the Company, such stockholder must have given timely prior written notice to the Secretary of the Company of such stockholders's intention to make such nomination before the meeting. To be timely, notice must be received by the Company not less than fifty days nor more than seventy-five days prior to the date of the annual meeting; provided, however, that in the event less than sixty-five days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such notice must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including the name, age, residence and business address, occupation, and class and number of shares of Common Stock owned beneficially or of record by the proposed nominee, and the name, record address and class and number of shares of Common Stock beneficially owned by such stockholder. In addition, such notice must contain any other information related to the proposed nominee or such stockholder that would be required to be disclosed in a proxy statement.

     In addition, Section 2 of Article II of the Company's By-Laws provides that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company, such stockholder must have given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than fifty days nor more than seventy-five days prior to the date of the annual meeting; provided, however, that in the event less than sixty-five days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including the name and record address of such stockholder, a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the class and number of shares of the Company beneficially or of record owned by such stockholder and any material interest of such stockholder in the business so proposed.

                                 OTHER MATTERS

     As of this date, the Board of Directors does not know of any business to be brought before the Meeting other than as specified above. However, if any other matters properly come before the Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

     The Company intends to request banks and brokers who hold shares in their names or custody, or in the name of nominees for others, to forward copies of the proxy material to those persons for whom they hold such shares and to request authority for the execution of proxies.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and are available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information. In addition, such materials may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10012.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference pursuant to the Exchange Act the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 as filed with the Commission.

     All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, 38481 Huron River Drive, Romulus, Michigan 48174, Attention: Director of Investor Relations, telephone (734) 942-8716.

                                          By order of the Board of Directors,

                                          Daniel M. Sandberg
                                          Daniel M. Sandberg
                                          Secretary

Romulus, Michigan
May 8, 1998

                                                                       EXHIBIT A

                       HAYES LEMMERZ INTERNATIONAL, INC.

                            ANNUAL PERFORMANCE PLAN

                                   SECTION 1
                                      NAME

     The name of the plan is the Hayes Lemmerz International, Inc. Annual Performance Plan (the "Plan").

                                   SECTION 2
                             EFFECTIVE DATE OF PLAN

     The effective date of the plan is July 1, 1996. The fiscal year of the Plan ("Plan Year") and the measurement period shall be the seven consecutive month period ending on January 31, 1997 and each twelve month period thereafter(1). The Plan will continue indefinitely until terminated pursuant to Section 12.

                                   SECTION 3
                                    PURPOSE

     The purpose of the Plan is to compensate officers and key employees by utilizing a direct financial incentive to encourage such officers and key employees to achieve results that lead to a more effective operation of the business of Hayes Lemmerz International, Inc. (the "Company") and its business units ("Business Units") and to accomplish this purpose with full regard to shareholders and the Company's earning power.

                                   SECTION 4
                                 ADMINISTRATION

     The Plan is administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). In applying and interpreting the provisions of the Plan, the decisions of the Committee, pursuant to the authority granted by the Board, shall be final.

                                   SECTION 5
                         ELIGIBILITY FOR PARTICIPATION

     Participants in the Plan shall be key employees of the Company who are recommended for participation and whose participation is approved by the Committee at its discretion. Eligibility requirements for participation by key employees shall be in accordance with rules established by the Committee and shall be effective as of the date of approval by the Committee. At the beginning of each Plan Year, the Human Resources department of the Company will present a list of all employees eligible for participation in the Plan by classification (CEO, Executive Group, Group I, II, III or IV) to the Committee. Nomination to the list is at the sole discretion of the applicable Business Unit or corporate function within the guidelines established by the Company's Executive Committee (Management). Management will review this list and make any changes it deems appropriate. The list will then be approved by the Committee.

     An employee joining the Company during the year or who is promoted to replace a Participant shall, upon approval of Management, participate in the Plan. Any other new employee that Management determines should be a Participant will be presented to the Committee at the next available meeting of the Committee.

---------------

(1) European Operations will be based on BU Cash Flow and BUEBIT results for the period beginning January 1 and ending December 31.

Participation will be approved or denied effective with the date requested by Management. There will be no additions to the eligibility list after November 30 of said Plan Year.

                                   SECTION 6
                                  DEFINITIONS

     Earnings From Operations ("EBIT") -- the earnings attributable to the operations of the Company as shown in the audited financial statements of the Company as filed with the Securities and Exchange Commission in the Company's Annual Report on form 10-K as approved by the Company's auditors. Earnings from operations include local foreign exchange gains and losses, however, it does not include any foreign exchange gains or losses generated from the translation of financial results into U.S. dollars at the consolidated level of the Company.

     Business Unit Earnings From Operations ("BUEBIT") -- the earnings attributable to the operations of the business unit to which the employee is assigned. BUEBIT for each business unit is approved by the Committee may be adjusted by the Committee in consideration of certain nonrecurring charges or gains.

     EBIT Normative Bonus Goal -- is the EBIT level established annually by the Committee necessary to receive the normative rate of an individual award whose calculation is EBIT dependent. Such EBIT Normative Bonus Goals are established at the Company or Business Unit Level.

     EBIT Bonus Threshold -- is the amount of EBIT established by the Committee that is necessary to receive any portion of an individual bonus award whose calculation is EBIT dependent. Such EBIT Threshold may be calculated at the Company or Business Unit Level. The EBIT Bonus Threshold has been established at 75% of the EBIT Normative Bonus Goal.

     Cash Flow -- Cash flow is defined to be the cash provided from (or used by) operating activities plus or minus cash provided from (or used by) investing activities consistent with the provisions of the Financial Accounting Standards Board Statement No. 95 "Statement of Cash Flows."

     Business Unit Cash Flow ("BU Cash Flow") -- the cash provided from (or used by) operating activities plus or minus cash provided from (or used by) investing activities of the business unit to which the employee is assigned. BU Cash Flow for each business unit is approved by the Committee may be adjusted by the Committee as appropriate.

     Cash Flow Normative Bonus Goal -- is the amount of Cash Flow established annually by the Committee necessary to receive the normative rate of an individual award whose calculation is Cash Flow dependent. Such Cash Flow Normative Bonus Goals are established at the Company or Business Unit Level.

     Cash Flow Bonus Threshold -- is the level of Cash Flow necessary to receive any portion of an individual bonus award whose calculation is Cash Flow dependent. Such Cash Flow Threshold may be calculated at the Company or Business Unit Level. The Cash Flow Bonus Threshold has been established at the Cash Flow Normative Bonus Goal less 25% of the EBIT Normative Bonus Goa1.(2)

     Participant -- is an individual nominated by management for participation and approved by the Committee.

     Pay -- is the sum of the monthly base salary rate times each month of participation. It does not include prior period bonuses, signing bonuses, Presidential Awards, moving expenses, car allowances, or foreign service allowances.

     Personal Objectives -- are specific goals or accomplishments set by Management for an individual Participant.

---------------

(2) Cash Flow Normative Goals may be negative or zero (0), in which case the resulting changes in Cash Flow expressed as percentages would be meaningless. Therefore, changes in Cash Flow are divided by the appropriate Business Unit or Corporate EBIT Normative Goals to establish the percentage that the achieved Cash Flow is above or below the Cash Flow Normative Bonus Goal.

     Change in Control -- A Change in Control shall be deemed to have occurred if Management, prior to a change in Management due to one of the following events, deems that a Change in Control has occurred. Such events include:

          a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of 14(d)(2) of the Securities Exchange Act of 1934, as amended);

          b) the reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a Business Combination); or

          c) the change of the majority of the Board of Directors of the Company.

                                   SECTION 7
             NORMATIVE BONUS PERCENTAGES AND NOTIFICATION OF STATUS

     The Company maintains six bonus classifications under the Plan. They are identified as CEO, Executive Group, Group I, Group II, Group III and Group IV. The CEO normative bonus rate is 100%; the Executive Group normative bonus rate is 50 to 60% as determined by the Committee at the beginning of each Plan Year; the Group I normative bonus rate is 35% to 40%(3); the Group II normative bonus rate is 21%; the Group III normative bonus rate is 13%(4); and the Group IV normative bonus rate is 10%. The Committee may change these bonus percentages at the beginning of each Plan Year.

     The Committee shall establish the Cash Flow and EBIT Normative Bonus Goals for both the Corporate and Business Unit portions of the bonus award. Such Goals shall be based on the Company's Budget, as adjusted by the Committee.

     Participants will be notified as to the classification in which they will participate for the coming Plan Year. Such notification will be made as soon as possible in the new Plan Year but in no case later than April 1. This notification will also include the EBIT and Cash Flow Normative Goals for the upcoming year, the extent to which the participant's bonus is based on Cash Flow, EBIT or a combination thereof and, if applicable, the EBIT and Cash Flow Bonus Thresholds. Personal Objectives for the Plan Year are communicated at this time as well.

                                   SECTION 8
           CALCULATION OF CASH FLOW AND EBIT AND PERSONAL OBJECTIVES

     At the end of each Plan Year, the Company shall generate a report detailing the calculation of Cash Flow and EBIT for each Business Unit as well as the total Corporation. Such report shall reflect the findings of the external auditors and shall be approved by the Committee. In addition, management shall review the attainment of the Personal Objectives with the participant. The Chief Executive Officer's (CEO's) Personal Objectives results are reviewed by the Committee. The CEO reviews the Personal Objective results of the Business Unit Presidents, Staff Vice Presidents, and their direct reports. All remaining Participant Personal Objectives are reviewed and approved by the appropriate Business Unit President or Staff Vice President.

     These amounts shall be used in determining each participant's bonus award.

                                   SECTION 9
                               INDIVIDUAL AWARDS

---------------

(3) Plant Manager normative bonus rate is 40%; all other Group I participants have a normative bonus rate of 35%.

(4) Effective February 1, 1998, no new participants will enter Group III.

     An individual's annual award is calculated using the following allocations:

     CEO, CFO     40% Corporate EBIT, 40% Corporate Cash Flow, 20% Personal
Objectives.

     Business Units 20% Corporate EBIT, 20% Business Unit EBIT, 20% Corporate
                    Cash Flow, 20% Business Unit Cash Flow, 20% Personal Objectives.

     Corporate Staff 40% Corporate EBIT, 40% Corporate Cash Flow, 20% Personal Objectives.(4)

     Each component shall be reduced by 1% for each percentage that the component's result is below the Normative Bonus Goal. If a component's results achieved are below the threshold for that component, that component's percentage shall be zero.

     Each component shall be increased by 2% for each percentage that the component's results exceed the Normative Bonus Goal. If a component's results achieved are greater than 200%, that component's percentage shall equal 200%. Each component percentage of the annual award is multiplied by:

        a) the percentage achieved (above or below) the Normative Bonus Goal for that component;

        b) the normative bonus rate for the Participant's classification; and

        c) Pay.

     The total of product for each component is the Participant's annual award.

     Participants that change classification or Business Unit during the Plan Year shall have their annual award calculated separately for each period.

                                   SECTION 10
                           TIME AND METHOD OF PAYMENT

     Bonus payments shall be made in cash. Bonus payout will be made when possible following the audit of financial results for the fiscal year to which bonuses apply and in no case shall be paid later than the filing of the Company's Form 10-K. Payments shall be made to Participants who are employed by the Company on February 28 following the end of the Plan Year. Prior to payment, the CEO will obtain from either the internal or external auditors (at his sole discretion) a letter of compliance stating their concurrence that payments to be made under this Plan are in accordance with its provisions.

                                   SECTION 11
                                  SEPARATIONS

     In case of separation from the Company for any reason (excluding death, disability or retirement) the separated Participant shall immediately cease to be a Participant and no bonus shall be payable. However, if the Participant is separated due to death, disability or retirement, the Participant shall receive incentive compensation covering the period of time that he was employed and was a participant in the Plan during the fiscal year in which the death, disability or retirement occurs. Such payments shall be made at the time and in the manner they would have been made had the death, disability or retirement not occurred. The Participant shall cease to be a participant in the Plan Year following separation, death, or the commencement of disability or retirement.

---------------

(4) Prior to the fiscal year commencing February 1, 1998, corporate staff bonuses were based on 30% Corporate EBIT, 30% Corporate Cash Flow, and 40% Personal Objectives.

                                   SECTION 12
                     REVISION OR DISCONTINUANCE OF THE PLAN

     This Plan shall not create any rights of future participation therein of any employee nor limit in any way the right of the Committee to modify or to rescind the Plan in whole or in part at any time. No person eligible to receive any payments shall have any right to pledge, assign, or otherwise dispose of any unpaid portion of such payments.

     In the event of a Change in Control of the Company, any unpaid amounts in the Plan become due and payable immediately. In addition, a Stub Year bonus, paid at the Normative rate shall be paid. Such Stub Year bonus shall be calculated as if the Participant had achieved 100% of the Normative Bonus Goals (EBIT, BUEBIT, Cash Flow, BU Cash Flow, and Personal Objectives). Pay used for calculating such Stub Year Bonus shall be the Pay earned through the pay period coinciding with or next following the date of the Change in Control.

                             [HAYES LEMMERZ LOGO]

                      HAYES LEMMERZ INTERNATIONAL, INC.
                           38481 HURON RIVER DRIVE
                           ROMULUS, MICHIGAN 48174

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON THURSDAY, JUNE 11, 1998

The undersigned holder of shares of Common Stock of Hayes Lemmerz International, Inc. hereby appoints Daniel M. Sandberg and Patrick B. Carey, and each of them, with full power of substitution, as proxies to vote all shares owned by the undersigned at the Annual Meeting of Stockholders to be held at the Ritz-Carlton, 300 Town Center Drive, Dearborn, Michigan on any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

Please mark, date and sign the proxy and return it promptly in the accompanying business reply envelope, which requires no postage if mailed in the United States. If you plan to attend the meeting, please so indicate in the space provided on the reverse side.

This Proxy, if signed and returned, will be voted as specified on the reverse side. If no specification is made, your shares will be voted FOR approval of all matters listed on the reverse side of this Proxy Card.

IMPORTANT:  PLEASE MARK AND SIGN ON THE REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL MATTERS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD.

                              (SEE REVERSE SIDE)

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                                                        [X] Please mark your
                                                            vote as in this
                                                            example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS 1 THROUGH 3.

                                                                                         FOR     WITHHELD
1.  To elect the following three (3) nominees as Class 2 directors of the
    Company, each to serve for a term of three years:  RANKO "RON" CUCUZ,
    ANDREW R. HEYER AND DAVID YING.  (AUTHORITY TO VOTE FOR ANY OF THE                 [   ]      [   ]
    NOMINEES LISTED ABOVE MAY BE WITHHELD BY STRIKING OUT THE NAME OF SUCH
    NOMINEE(S))


                                                                                         FOR     AGAINST     ABSTAIN

2.  To approve the adoption of the Company's Annual Performance Plan;                   [  ]       [   ]       [   ]

3.  To ratify the appointment of KPMG Peat Marwick LLP as the Company's                 [  ]       [   ]       [   ]
    independent auditors for the fiscal year ending January 31, 1999; and

4. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [  ]

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on Thursday, June 11, 1998 and the related Proxy Statement.

Please sign exactly as name(s) appear hereon.  Joint owners should each sign.
Executors, administrators, trustees, etc., should give full title as such.  If signer is a corporation, please sign full corporate name by duly authorized officer.
PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY whether or not you expect to attend the meeting.  You may nevertheless vote in person if you do attend.

SIGNATURE(S)____________________________________________________________________________        DATE _________________


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